EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CECO Environmental Corp. and Subsidiaries

Cincinnati, Ohio

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2020, relating to the consolidated financial statements, and the effectiveness of CECO Environmental Corp. and Subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

June 17, 2020